Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
September 30, 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission (“SEC”). We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. We are a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing.

As of September 30, 2012, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in eight properties totaling approximately 7.9 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 3.5 million square feet, which accommodates approximately 11,000 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Two California Plaza and 3800 Chapman properties, whose mortgage loans were in default as of September 30, 2012. We disposed of City Tower (in third quarter 2011), 700 North Central and 801 North Brand (both in first quarter 2012), Stadium Towers Plaza (in second quarter 2012), and Glendale Center and 500 Orange Tower (both in third quarter 2012), which were previously classified as part of Properties in Default. Additionally, we disposed of Brea Corporate Place and Brea Financial Commons (both in second quarter 2012). The results of operations of City Tower, 700 North Central, 801 North Brand, Brea Corporate Place, Brea Financial Commons, Stadium Towers Plaza, Glendale Center and 500 Orange Tower are now included in discontinued operations for all periods presented.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2011 in our Annual Report on Form 10-K filed on March 15, 2012 with the SEC. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Quarterly Highlights (continued)

Asset Dispositions:
On July 12, 2012, we sold our interest in Stadium Gateway (a joint venture property in which we owned a 20% interest). We received net proceeds of approximately $1 million, including reimbursement of loan reserves.
On August 3, 2012, a trustee sale was held with respect to Glendale Center. As a result of the foreclosure, we were relieved of the obligation to repay the $125.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.
On September 6, 2012, a trustee sale was held with respect to 500 Orange Tower. As a result of the foreclosure, we were relieved of the obligation to repay the $110.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.
Debt:
On July 9, 2012, we extended the maturity date of the mortgage loan secured by KPMG Tower for an additional one year, to October 9, 2013. In connection with the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance to $365.0 million. Additionally, we funded a $5.0 million leasing reserve and agreed to a full cash sweep of excess operating cash flow which began on September 9, 2012. Excess operating cash flow (cash flow after the funding of certain reserves, the payment of property operating expenses and the payment of debt service) is being applied to fund a $1.5 million capital expenditure reserve, to fund an additional $5.0 million into the leasing reserve, and thereafter, to reduce the outstanding principal balance of the loan. As of September 30, 2012, we have fully funded the capital expenditure reserve and have funded $0.6 million of the additional leasing reserve.

Unit Redemptions:
In July 2012, Robert F. Maguire III and related entities redeemed a total of 5,176,251 noncontrolling common units of our Operating Partnership. At Mr. Maguire’s request, we issued 4,494,220 shares of common stock in exchange for these units to a party not related to Mr. Maguire and 682,031 shares of common stock to Mr. Maguire directly.
The redemption of these units and subsequent issuance of the common stock to a party not related to Mr. Maguire caused Robert F. Maguire III and related entities to fall below the 50% ownership requirement set forth in his contribution agreement. As a result, all tax indemnification obligations in favor of him and related entities, as well as all remaining limited partners, now expire on June 27, 2013. Therefore, pursuant to the terms of the contribution agreement, all restrictions on disposition relating to the following assets now expire on June 27, 2013: Gas Company Tower, US Bank Tower, KPMG Tower, Wells Fargo Tower and Plaza Las Fuentes.
Subsequent Event:
On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the $470.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to a previous in-place agreement with the special servicer.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Christopher M. Norton	Executive Vice President, General Counsel and Secretary
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Peter K. Johnston	Senior Vice President, Leasing
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company, LLC Operations Center 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 or info@amstock.com www.amstock.com	Quarterly results for 2012 will be announced according to the following schedule:
	Fourth Quarter	February 2013

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2012			2011
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
High price	$3.81	$2.47	$2.80	$2.48	$3.78
Low price	$2.00	$1.66	$1.96	$1.74	$2.01
Closing price	$3.35	$2.01	$2.34	$1.99	$2.11
Closing common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	57,291	57,254	57,202	57,200	57,444
Closing market value of common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	$191,924	$115,081	$133,852	$113,827	$121,207

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A preferred stock during the three months ended October 31, July 31, April 30 and January 31, 2012, and October 31, 2011. Dividends on our Series A preferred stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of October 31, 2012, we have missed 16 quarterly dividend payments totaling $74.2 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Income Items:
Revenue (1)	$67,679	$65,823	$79,908	$73,838	$73,046
Straight line rent	302	1,425	411	561	(464)
Fair value lease revenue (2)	2,135	2,155	2,198	2,251	2,276
Lease termination fees	—	70	67	—	—
Office property operating margin (3)	58.0%	60.5%	62.4%	61.7%	62.7%
Net income (loss) available to common stockholders	$87,999	$67,312	$5,172	$(31,478)	$25,595
Net income (loss) available to common stockholders – basic	1.57	1.32	0.10	(0.62)	0.51
Funds from operations (FFO) available to common stockholders (4)	$63,222	$71,357	$10,653	$(9,909)	$46,930
FFO per share – basic (4)	1.13	1.39	0.21	(0.20)	0.94
FFO per share – diluted (4)	1.11	1.38	0.21	(0.20)	0.92
FFO per share before specified items – basic (4)	(0.11)	(0.22)	0.18	(0.02)	(0.04)
FFO per share before specified items – diluted (4)	(0.11)	(0.22)	0.17	(0.02)	(0.04)

Ratios:
Interest coverage ratio (5)	4.43	3.66	2.09	1.07	2.46
Interest coverage ratio before specified items (6)	0.97	0.82	1.35	1.09	1.08
Fixed-charge coverage ratio (7)	3.89	3.27	1.88	0.96	2.22
Fixed-charge coverage ratio before specified items (8)	0.85	0.74	1.21	0.98	0.98

Capitalization:
Common stock price @ quarter end	$3.35	$2.01	$2.34	$1.99	$2.11
Total consolidated debt	$2,464,084	$2,734,053	$2,943,023	$3,045,995	$3,034,714
Preferred stock liquidation preference	243,259	243,259	243,259	243,259	243,259
Common equity value @ quarter end (9)	191,924	115,081	133,852	113,827	121,207
Total consolidated market capitalization	$2,899,267	$3,092,393	$3,320,134	$3,403,081	$3,399,180
Company share of unconsolidated joint venture debt	47,512	57,289	57,458	139,627	139,817
Total combined market capitalization	$2,946,779	$3,149,682	$3,377,592	$3,542,708	$3,538,997
Total consolidated debt / total consolidated market capitalization	85.0%	88.4%	88.6%	89.5%	89.3%
Total combined debt / total combined market capitalization	85.2%	88.6%	88.8%	89.9%	89.7%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	93.4%	96.3%	96.0%	96.7%	96.4%
Total combined debt plus liquidation preference / total combined market capitalization	93.5%	96.3%	96.0%	96.8%	96.6%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of approximately $2.4 million, $5.5 million, $11.6 million, $11.1 million and $11.6 million for the three months ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 42. For a quantitative reconciliation of the differences between FFO and net income (loss) available to common stockholders, see page 17.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $158,944, $153,008, $92,820, $48,882 and $112,988, respectively, divided by cash paid for interest of $35,863, $41,835, $44,325, $45,643 and $45,898, respectively. Cash paid for interest excludes default interest accrued totaling $8.1 million, $9.7 million, $10.5 million, $10.0 million and $10.4 million related to mortgages in default for the three months ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively. For a discussion of EBITDA, see page 44. For a quantitative reconciliation of the differences between EBITDA and net income (loss), see page 21.

(6)
Calculated as Adjusted EBITDA of $34,818, $34,509, $59,643, $49,701 and $49,572, respectively, divided by cash paid for interest of $35,863, $41,835, $44,325, $45,643 and $45,898, respectively. For a discussion of Adjusted EBITDA, see page 44.

(7)	Calculated as EBITDA of $158,944, $153,008, $92,820, $48,882 and $112,988, respectively, divided by fixed charges of $40,882, $46,850, $49,357, $50,718 and $50,839, respectively.

(8)	Calculated as Adjusted EBITDA of $34,818, $34,509, $59,643, $49,701 and $49,572, respectively, divided by fixed charges of $40,882, $46,850, $49,357, $50,718 and $50,839, respectively.

(9)
Assumes 100% conversion of the noncontrolling common units of our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their noncontrolling common units at any time. At the time of redemption, we have the right to determine whether to redeem the noncontrolling common units for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Balance Sheets (unaudited and in thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Assets
Investments in real estate	$2,168,111	$2,341,262	$2,467,034	$2,586,980	$2,599,891
Less: accumulated depreciation	(615,216)	(640,368)	(650,022)	(659,408)	(640,882)
Investments in real estate, net	1,552,895	1,700,894	1,817,012	1,927,572	1,959,009

Cash, cash equivalents and restricted cash	190,350	227,586	234,510	192,356	193,488
Rents, deferred rents and other receivables, net	54,653	58,662	57,626	59,459	58,092
Deferred charges, net	64,366	69,303	75,638	81,752	84,242
Other assets	4,920	5,076	9,312	7,252	9,782
Assets associated with real estate held for sale	—	—	4,723	14,000	—
Total assets	$1,867,184	$2,061,521	$2,198,821	$2,282,391	$2,304,613

Liabilities and Deficit
Liabilities:
Mortgage loans	$2,464,084	$2,734,053	$2,943,023	$3,045,995	$3,034,714
Accounts payable and other liabilities	110,524	130,599	141,335	140,212	145,910
Excess distributions received from unconsolidated joint venture	7,700	6,576	6,576	—	—
Acquired below-market leases, net	14,037	18,177	21,243	24,110	27,097
Total liabilities	2,596,345	2,889,405	3,112,177	3,210,317	3,207,721

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	608,724	702,604	704,485	704,041	703,340
Accumulated deficit and dividends	(1,331,513)	(1,424,027)	(1,495,473)	(1,504,759)	(1,477,397)
Accumulated other comprehensive income (loss)	707	(7,320)	(11,918)	(15,166)	(19,874)
Total stockholders’ deficit	(722,082)	(728,743)	(802,906)	(815,884)	(793,931)
Noncontrolling Interests:
Accumulated deficit and dividends	(7,079)	(105,898)	(116,869)	(118,049)	(114,585)
Accumulated other comprehensive income	—	6,757	6,419	6,007	5,408
Total noncontrolling interests	(7,079)	(99,141)	(110,450)	(112,042)	(109,177)
Total deficit	(729,161)	(827,884)	(913,356)	(927,926)	(903,108)
Total liabilities and deficit	$1,867,184	$2,061,521	$2,198,821	$2,282,391	$2,304,613

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Unconsolidated Joint Venture Condensed Balance Sheets (1) (unaudited and in thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Assets

Investments in real estate	$389,152	$456,396	$451,967	$974,238	$974,602
Less: accumulated depreciation	(85,345)	(95,495)	(92,834)	(178,559)	(171,560)
Investments in real estate, net	303,807	360,901	359,133	795,679	803,042

Cash and cash equivalents, including restricted cash	17,417	16,719	20,166	27,930	27,303
Rents, deferred rents and other receivables, net	10,358	13,050	12,002	24,110	24,239
Deferred charges, net	13,615	15,886	16,285	28,405	29,468
Other assets	1,684	2,720	8,090	1,990	2,421
Total assets	$346,881	$409,276	$415,676	$878,114	$886,473

Liabilities and Members’ Equity

Mortgage loans	$237,561	$286,445	$287,291	$698,136	$699,086
Accounts payable and other liabilities	12,062	14,199	13,895	23,435	23,413
Acquired below-market leases, net	219	417	452	1,561	1,833
Total liabilities	249,842	301,061	301,638	723,132	724,332
Members’ equity	97,039	108,215	114,038	154,982	162,141
Total liabilities and members’ equity	$346,881	$409,276	$415,676	$878,114	$886,473
__________

(1)	We have a 20% interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Revenue:
Rental	$38,352	$37,544	$37,955	$39,183	$41,149
Tenant reimbursements	19,707	19,112	18,723	19,711	20,532
Parking	7,725	8,157	8,145	7,975	8,195
Management, leasing and development services	414	626	1,156	2,096	2,590
Interest and other	1,481	384	13,929	4,873	580
Total revenue	67,679	65,823	79,908	73,838	73,046
Expenses:
Rental property operating and maintenance	19,178	17,519	16,271	17,867	17,436
Real estate taxes	6,439	6,012	6,088	5,733	6,528
Parking	2,013	2,094	2,028	2,024	2,074
General and administrative	5,861	6,189	5,671	6,909	5,258
Other expense	1,831	3,039	1,211	1,112	1,794
Depreciation and amortization	19,100	19,349	19,161	19,617	20,958
Impairment of long-lived assets	—	—	2,121	—	—
Interest	40,733	43,200	42,834	43,108	42,845
Total expenses	95,155	97,402	95,385	96,370	96,893
Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture	(27,476)	(31,579)	(15,477)	(22,532)	(23,847)
Equity in net income (loss) of unconsolidated joint venture	38	45	14,229	203	204
Loss from continuing operations	(27,438)	(31,534)	(1,248)	(22,329)	(23,643)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(2,419)	(6,793)	(6,614)	(8,497)	(18,736)
Gains on settlement of debt	79,383	102,467	13,136	—	62,531
Gains on sale of real estate	45,483	16,032	5,192	—	10,215
Income (loss) from discontinued operations	122,447	111,706	11,714	(8,497)	54,010
Net income (loss)	$95,009	$80,172	$10,466	$(30,826)	$30,367

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Statements of Operations (continued) (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Net income (loss)	$95,009	$80,172	$10,466	$(30,826)	$30,367
Net (income) loss attributable to common units of our Operating Partnership	(2,373)	(8,222)	(657)	3,985	(2,915)
Net income (loss) attributable to MPG Office Trust, Inc.	92,636	71,950	9,809	(26,841)	27,452
Preferred stock dividends	(4,637)	(4,638)	(4,637)	(4,637)	(4,637)
Preferred stock redemption discount	—	—	—	—	2,780
Net income (loss) available to common stockholders	$87,999	$67,312	$5,172	$(31,478)	$25,595

Basic income (loss) per common share:
Loss from continuing operations	$(0.56)	$(0.62)	$(0.10)	$(0.47)	$(0.45)
Income (loss) from discontinued operations	2.13	1.94	0.20	(0.15)	0.96
Net income (loss) available to common stockholders per share	$1.57	$1.32	$0.10	$(0.62)	$0.51
Weighted average number of common shares outstanding	56,118,506	51,285,961	51,048,621	50,676,545	49,961,007

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Statements of Discontinued Operations (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Revenue:
Rental	$1,805	$4,901	$8,026	$9,512	$10,306
Tenant reimbursements	28	103	401	546	410
Parking	177	452	581	852	837
Interest and other	350	2	2,633	179	34
Total revenue	2,360	5,458	11,641	11,089	11,587

Expenses:
Rental property operating and maintenance	659	1,521	2,464	3,295	3,651
Real estate taxes	200	595	980	1,238	1,028
Parking	44	96	111	133	168
Other expense	—	39	193	193	192
Depreciation and amortization	650	1,727	2,891	3,559	3,895
Impairment of long-lived assets	—	—	—	—	9,330
Interest	3,226	8,273	11,616	11,168	12,059
Total expenses	4,779	12,251	18,255	19,586	30,323

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(2,419)	(6,793)	(6,614)	(8,497)	(18,736)
Gains on settlement of debt	79,383	102,467	13,136	—	62,531
Gains on sale of real estate	45,483	16,032	5,192	—	10,215
Income (loss) from discontinued operations	$122,447	$111,706	$11,714	$(8,497)	$54,010

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Consolidated Statements of Operations Related to Properties in Default (1) (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Revenue:
Rental	$7,120	$7,111	$7,112	$7,178	$7,290
Tenant reimbursements	3,658	3,487	3,513	3,385	4,137
Parking	1,017	1,241	1,282	1,180	1,338
Interest and other	200	8	378	4,717	19
Total revenue	11,995	11,847	12,285	16,460	12,784

Expenses:
Rental property operating and maintenance	4,194	3,468	3,049	3,234	3,449
Real estate taxes	1,372	1,126	1,127	912	1,406
Parking	194	198	185	194	176
Other expense	1,015	1,015	1,015	1,015	1,015
Depreciation and amortization	3,770	3,759	3,841	3,893	3,925
Interest (2)	13,850	13,505	13,148	13,292	13,292
Total expenses	24,395	23,071	22,365	22,540	23,263
Loss from operations related to Properties in Default	$(12,400)	$(11,224)	$(10,080)	$(6,080)	$(10,479)
__________

(1)	Properties in Default include Two California Plaza and 3800 Chapman. As of the date of this report, the mortgage loans on these properties were in default.

(2)
Includes default interest totaling $6.6 million for the three months ended September 30, 2012, default interest totaling $6.1 million and the writeoff of deferred financing costs totaling $0.2 million for the three months ended June 30, 2012, default interest totaling $5.9 million for the three months ended March 31, 2012, default interest totaling $6.0 million for the three months ended December 31, 2011, and default interest totaling $6.0 million for the three months ended September 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Revenue:
Rental	$6,100	$6,164	$6,061	$6,104	$5,986
Tenant reimbursements	3,385	3,225	2,681	2,874	3,137
Parking	1,047	975	908	908	927
Interest and other	15	1	343	48	3
Total revenue	10,547	10,365	9,993	9,934	10,053

Expenses:
Rental property operating and maintenance	3,736	7,694	3,162	3,411	3,364
Real estate taxes	1,455	1,428	981	870	1,134
Parking	149	150	142	150	137
Depreciation and amortization	3,354	3,301	3,314	3,536	3,627
Interest	3,170	3,139	3,146	3,172	3,160
Other	530	530	1,067	1,085	1,085
Total expenses	12,394	16,242	11,812	12,224	12,507

Loss from continuing operations	(1,847)	(5,877)	(1,819)	(2,290)	(2,454)
(Loss) income from discontinued operations	(3,710)	55	84,404	(4,867)	(1,683)
Net (loss) income	$(5,557)	$(5,822)	$82,585	$(7,157)	$(4,137)

Company share (1)	$(1,111)	$(1,164)	$16,517	$(1,431)	$(827)
Intercompany eliminations	52	59	242	254	255
Unallocated (allocated) losses (2)	1,097	1,150	(2,530)	1,380	776
Equity in net income (loss) of unconsolidated joint venture	$38	$45	$14,229	$203	$204
_________

(1)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(2)
We are not liable for the obligations of, and are not committed to provide additional financial support to, the unconsolidated joint venture in excess of our original investment. As a result, we do not recognize our share of losses from the unconsolidated joint venture in excess of our basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$87,999	$67,312	$5,172	$(31,478)	$25,595

Add:	Depreciation and amortization of real estate assets	19,733	21,060	22,035	23,124	24,334
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	671	660	1,465	1,737	1,743
	Impairment writedowns of depreciable real estate	—	—	2,121	—	9,330
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (1)	731	—	2,176	819	—
	Net income (loss) attributable to common units of our Operating Partnership	2,373	8,222	657	(3,985)	2,915
	(Unallocated) allocated losses – unconsolidated joint venture (1)	(1,097)	(1,150)	2,530	(1,380)	(776)
Deduct:	Gains on sale of real estate	45,483	16,032	5,192	—	10,215
	Gains on sale of real estate – unconsolidated joint venture (1)	—	—	18,958	—	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$64,927	$80,072	$12,006	$(11,163)	$52,926
Company share of FFO (3)		$63,222	$71,357	$10,653	$(9,909)	$46,930
FFO per share – basic		$1.13	$1.39	$0.21	$(0.20)	$0.94
FFO per share – diluted		$1.11	$1.38	$0.21	$(0.20)	$0.92
Weighted average number of common shares outstanding – basic		56,118,506	51,285,961	51,048,621	50,676,545	49,961,007
Weighted average number of common and common equivalent shares outstanding – diluted		57,068,266	51,870,380	51,758,710	51,120,752	50,998,030
Weighted average diluted shares and units		58,572,003	58,099,575	58,205,487	57,567,529	57,434,807
__________

(1)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(2)	For the definition and discussion of FFO, see page 42.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012, 88.8% for the three months ended December 31, 2011 and 88.7% for the three months ended September 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Funds from Operations (continued) (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Reconciliation of FFO to FFO before specified items: (1)
FFO available to common stockholders and unit holders		$64,927	$80,072	$12,006	$(11,163)	$52,926
Add:	Default interest accrued on mortgages in default	8,058	9,725	10,540	10,005	10,413
	Writeoff of deferred financing costs related to mortgages in default	—	182	916	—	—
Deduct:	Gains on settlement of debt	79,383	102,467	13,136	—	62,531
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (2)	(9)	—	188	—	—
	Preferred stock redemption discount	—	—	—	—	2,780
FFO before specified items		$(6,389)	$(12,488)	$10,138	$(1,158)	$(1,972)
Company share of FFO before specified items (3)		$(6,221)	$(11,129)	$8,995	$(1,028)	$(1,749)
FFO per share before specified items – basic		$(0.11)	$(0.22)	$0.18	$(0.02)	$(0.04)
FFO per share before specified items – diluted		$(0.11)	$(0.22)	$0.17	$(0.02)	$(0.04)
__________

(1)	For the definition and discussion of FFO before specified items, see page 42.

(2)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012, 88.8% for the three months ended December 31, 2011 and 88.7% for the three months ended September 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
FFO		$64,927	$80,072	$12,006	$(11,163)	$52,926
Add:	Non-real estate depreciation	17	16	17	52	519
	Straight line ground and air space lease expense	521	521	521	521	521
	Amortization of deferred financing costs	803	814	824	844	817
	Unrealized gain due to hedge ineffectiveness	(143)	(336)	(313)	(332)	(338)
	Default interest accrued on mortgages in default	8,058	9,725	10,540	10,005	10,413
	Writeoff of deferred financing costs related to mortgages in default	—	182	916	—	—
	Non-cash stock compensation	668	534	444	1,216	527

Deduct:	Gains on settlement of debt	79,383	102,467	13,136	—	62,531
	Preferred stock redemption discount	—	—	—	—	2,780
	Straight line rent	207	1,249	252	405	(434)
	Fair value lease revenue	2,206	2,295	2,370	2,542	2,602
	Capitalized payments (2)	294	189	390	283	363
	Capital lease principal payments	71	70	85	131	129
	Scheduled principal payments on mortgage loans	135	133	135	134	42
	Non-recoverable capital expenditures	524	217	240	694	434
	Recoverable capital expenditures	85	25	119	172	438
	2nd generation tenant improvements and leasing commissions (3), (4)	73	28	496	1,723	790
	Unconsolidated joint venture AFFO adjustments (5)	705	863	919	982	1,219
Adjusted funds from operations (AFFO)		$(8,832)	$(16,008)	$6,813	$(5,923)	$(5,509)
__________

(1)	For the definition and computation method of AFFO, see page 43. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 21.

(2)	Includes capitalized leasing payroll.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $0.1 million, $0.1 million and $2.2 million for the three months ended September 30 and March 31, 2012, and September 30, 2011, respectively.

(4)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million for the three months ended September 30, 2011.

(5)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

FFO related to Properties in Default		$68,634	$57,634	$(118)	$(7,990)	$49,640
Add:	Amortization of deferred financing costs	—	22	43	61	61
	Writeoff of deferred financing costs	—	182	916	—	—
	Straight line ground lease expense	527	528	528	528	528
	Default interest accrued	8,058	9,725	10,540	10,005	10,413

Deduct:	Gains on settlement of debt	79,383	69,968	13,136	—	62,531
	Straight line rent	(372)	(175)	(431)	(258)	(96)
	Fair value lease revenue	1,014	1,080	1,136	1,168	1,205
	Non-recoverable capital expenditures	3	3	—	12	6
	Recoverable capital expenditures	18	—	—	—	—
	2nd generation tenant improvements and leasing commissions (2)	—	—	—	324	57
Adjusted funds from operations related to Properties in Default		$(2,827)	$(2,785)	$(1,932)	$1,358	$(3,061)
__________

(1)
For purposes of this schedule, Properties in Default include the following: 3800 Chapman, Two California Plaza, Glendale Center, Stadium Towers Plaza, 500 Orange Tower, City Tower, 700 North Central and 801 North Brand. In July 2011, we disposed of City Tower, in February 2012, we disposed of 700 North Central and 801 North Brand, in May 2012, we disposed of Stadium Towers Plaza, in August 2012, we disposed of Glendale Center, and in September 2012, we disposed of 500 Orange Tower.

(2)	Excludes 1st generation tenant improvements and leasing commissions of $0.1 million for the three months ended March 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss)		$95,009	$80,172	$10,466	$(30,826)	$30,367
Add:	Interest expense (3)	43,959	51,473	54,450	54,276	54,904
	Interest expense – unconsolidated joint venture (4)	652	777	1,857	1,899	1,897
	Depreciation and amortization (5)	19,750	21,076	22,052	23,176	24,853
	Depreciation and amortization – unconsolidated joint venture (4)	671	660	1,465	1,737	1,743
Deduct:	Unallocated (allocated) losses – unconsolidated joint venture (4)	1,097	1,150	(2,530)	1,380	776
EBITDA		$158,944	$153,008	$92,820	$48,882	$112,988
EBITDA		$158,944	$153,008	$92,820	$48,882	$112,988
Add:	Impairment writedowns of depreciable real estate	—	—	2,121	—	9,330
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (4)	731	—	2,176	819	—
Deduct:	Gains on settlement of debt	79,383	102,467	13,136	—	62,531
	Gains from early extinguishment of debt, net – unconsolidated joint venture (4)	(9)	—	188	—	—
	Gains on sale of real estate	45,483	16,032	5,192	—	10,215
	Gains on sale of real estate – unconsolidated joint venture (4)	—	—	18,958	—	—
Adjusted EBITDA		$34,818	$34,509	$59,643	$49,701	$49,572
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$4,533	$640	$6,785	$(8,213)	$3,965
Changes in other assets and liabilities		(12,683)	(16,378)	883	4,879	(7,812)
Non-recoverable capital expenditures		(524)	(217)	(240)	(694)	(434)
Recoverable capital expenditures		(85)	(25)	(119)	(172)	(438)
2nd generation tenant improvements and leasing commissions (6), (7)		(73)	(28)	(496)	(1,723)	(790)
AFFO		$(8,832)	$(16,008)	$6,813	$(5,923)	$(5,509)

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 44.

(2)	For the definition and discussion of AFFO, see page 43.

(3)
Includes interest expense of $3.2 million, $8.3 million, $11.6 million, $11.2 million and $12.1 million for the three months ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively, related to discontinued operations.

(4)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(5)
Includes depreciation and amortization of $0.7 million, $1.7 million, $2.9 million, $3.6 million and $3.9 million for the three months ended September 30, June 30 and March 31, 2012, and December 31 and September 30, 2011, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.1 million, $0.1 million and $2.2 million for the three months ended September 30 and March 31, 2012, and September 30, 2011, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million for the three months ended September 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Capital Structure

Debt
(in thousands)

		Balance as of
		September 30, 2012

Mortgage loans		$2,464,084
Company share of unconsolidated joint venture debt		47,512
Total combined debt		$2,511,596

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	9,730	$243,259

	Shares & Units Outstanding	Market Value (1)

Common stock	57,120	$191,353
Noncontrolling common units of the Operating Partnership	171	571
Total common equity	57,291	$191,924
Total consolidated market capitalization		$2,899,267
Total combined market capitalization (2)		$2,946,779
__________

(1)	Value based on the NYSE closing price of $3.35 on September 28, 2012.

(2)	Includes our 20% share of unconsolidated joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Debt Summary (in thousands, except percentages)

	Contractual Maturity Date	Principal Amount as of September 30, 2012	% of Debt	Interest Rate as of September 30, 2012 (1)
Variable-Rate Debt
Plaza Las Fuentes mortgage loan (2)	August 9, 2016	$33,171	1.34%	4.50%
KPMG Tower A-Note (3)	October 9, 2013	320,800	13.02%	3.21%
KPMG Tower B-Note (4)	October 9, 2013	44,200	1.79%	5.31%
Total variable-rate debt		398,171	16.15%	3.55%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	22.31%	5.68%
Gas Company Tower	August 11, 2016	458,000	18.58%	5.10%
777 Tower	November 1, 2013	273,000	11.08%	5.84%
US Bank Tower	July 1, 2013	260,000	10.55%	4.66%
Plaza Las Fuentes mezzanine loan	August 9, 2016	11,250	0.46%	9.88%
Total fixed-rate debt		1,552,250	62.98%	5.40%
Total debt, excluding mortgages in default		1,950,421	79.13%	5.02%

Mortgages in Default
Two California Plaza (5)	May 6, 2017	470,000	19.07%	10.50%
3800 Chapman (6)	May 6, 2017	44,370	1.80%	10.93%
Total mortgages in default		514,370	20.87%	10.54%
Total consolidated debt		2,464,791	100.00%	6.17%
Debt discount		(707)
Total consolidated debt, net		$2,464,084

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Debt Summary (continued)

__________

(1)	The September 30, 2012 one-month LIBOR rate of 0.21% was used to calculate interest on the variable-rate loans.

(2)
This loan bears interest at a rate of the greater of 4.50%, or LIBOR plus 3.50%. As required by the Plaza Las Fuentes mezzanine loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.50%.

(3)	The interest rate shown for this loan is LIBOR plus 3.00% (the rate in effect beginning on October 10, 2012 per the terms of the amended loan).

(4)	The interest rate shown for this loan is LIBOR plus 5.10% (the rate in effect beginning on October 10, 2012 per the terms of the amended loan).

(5)
As of September 30, 2012, our special purpose property-owning subsidiary that owned Two California Plaza was in default under this loan. The interest rate shown for this loan was the default rate as defined in the loan agreement. On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the mortgage loan secured by the property.

(6)
Our special purpose property-owning subsidiary that owns 3800 Chapman is in default under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. The special servicer has placed the property in receivership. The actual settlement date of the loan will depend upon when the property is disposed, with a definitive outside date of December 31, 2012. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Unconsolidated Joint Venture Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of September 30, 2012	% of Debt	Interest Rate as of September 30, 2012
Variable-Rate Debt:
One California Plaza (1)	July 1, 2016	$7,006	2.95%	4.00%

Fixed-Rate Debt:
One California Plaza	July 1, 2016	137,481	57.87%	4.78%
Cerritos Corporate Center	February 1, 2016	93,074	39.18%	5.54%
Total fixed-rate debt		230,555	97.05%	5.08%
Total unconsolidated joint venture debt		$237,561	100.00%	5.05%

Our portion of unconsolidated joint venture debt (2)		$47,512
__________

(1)	This loan bears interest at a rate of the greater of 4.00%, or LIBOR plus 3.00%. As of September 30, 2012, there are undrawn funds totaling $13.0 million available under this loan.

(2)	We have a 20% interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Debt Maturities (in thousands, except percentages)

	2012	2013	2014	2015	2016	Thereafter	Total
Variable-Rate Debt
Plaza Las Fuentes mortgage loan	$140	$573	$600	$627	$31,231	$—	$33,171
KPMG Tower A-Note	—	320,800	—	—	—	—	320,800
KPMG Tower B-Note	—	44,200	—	—	—	—	44,200
Total variable-rate debt	140	365,573	600	627	31,231	—	398,171

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	—	458,000	—	458,000
777 Tower	—	273,000	—	—	—	—	273,000
US Bank Tower	—	260,000	—	—	—	—	260,000
Plaza Las Fuentes mezzanine loan	—	—	—	—	11,250	—	11,250
Total fixed-rate debt	—	533,000	—	—	469,250	550,000	1,552,250
Total debt, excluding mortgages in default	140	898,573	600	627	500,481	550,000	1,950,421
Debt discount	—	(707)	—	—	—	—	(707)
Total debt, excluding mortgages in default, net	140	897,866	600	627	500,481	550,000	1,949,714

Mortgages in Default
Two California Plaza (1)	470,000	—	—	—	—	—	470,000
3800 Chapman (2)	44,370	—	—	—	—	—	44,370
Total mortgages in default	514,370	—	—	—	—	—	514,370
Total consolidated debt, net	$514,510	$897,866	$600	$627	$500,481	$550,000	$2,464,084
Weighted average interest rate, excluding mortgages in default	4.50%	4.54%	4.50%	4.50%	5.17%	5.68%	5.02%
Weighted average interest rate, mortgages in default	10.54%	—%	—%	—%	—%	—%	10.54%
Weighted average interest rate, consolidated	10.53%	4.54%	4.50%	4.50%	5.17%	5.68%	6.17%
__________

(1)
As of September 30, 2012, our special purpose property-owning subsidiary that owned Two California Plaza was in default under this loan. On October 1, 2012, a trustee sale was held with respect to Two California Plaza. As a result of the foreclosure, we were relieved of the obligation to repay the mortgage loan secured by the property.

(2)
The mortgage loan secured by 3800 Chapman will be settled during 2012 per contractual agreement with the special servicer. The actual settlement date will depend upon when the property is disposed. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Unconsolidated Joint Venture Debt Maturities (in thousands, except percentages)

	2012	2013	2014	2015	2016	Total

One California Plaza	$558	$2,301	$2,413	$2,531	$136,684	$144,487
Cerritos Corporate Center	323	1,326	1,402	1,483	88,540	93,074
Total unconsolidated joint venture debt	$881	$3,627	$3,815	$4,014	$225,224	$237,561
Weighted average interest rate	5.06%	5.05%	5.06%	5.06%	5.05%	5.05%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended September 30, (1)			For the Nine Months Ended September 30, (1)
	2012	2011	% Change	2012	2011	% Change
Total Same Store Portfolio
Number of properties	6	6		6	6
Square feet as of September 30	6,583,159	6,538,592		6,583,159	6,538,592
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	79.8%	84.3%		79.9%	83.9%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$54,042	$57,163	(5.5)%	$160,990	$171,271	(6.0)%
Operating expenses	21,861	20,993	4.1%	62,347	62,136	0.3%
Other expense	65	65	—%	196	180	8.9%
Net operating income	$32,116	$36,105	(11.0)%	$98,447	$108,955	(9.6)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$52,269	$56,161	(6.9)%	$154,686	$166,788	(7.3)%
Operating expenses	21,861	20,993	4.1%	62,347	62,136	0.3%
Other expense	72	72	—%	216	200	8.0%
Net operating income	$30,336	$35,096	(13.6)%	$92,123	$104,452	(11.8)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and the joint venture properties.

(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Overview — Los Angeles Central Business District

					Square Feet			Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Gas Company Tower	1	16	1991	100%	1,369,822	1,369,822	18.45%	76.2%	$22,067,570	$22,067,570	$21.13
US Bank Tower	1	52	1989	100%	1,432,539	1,432,539	19.29%	56.5%	18,685,289	18,685,289	23.09
Wells Fargo Tower	2	52	1982	100%	1,415,970	1,415,970	19.07%	89.9%	28,136,091	28,136,091	22.11
KPMG Tower	1	22	1983	100%	1,154,306	1,154,306	15.55%	96.1%	27,767,680	27,767,680	25.04
777 Tower	1	33	1991	100%	1,017,268	1,017,268	13.70%	81.2%	18,284,498	18,284,498	22.14
One California Plaza	1	24	1985	20%	1,035,455	207,091	13.94%	75.5%	17,342,958	3,468,592	22.20
Total LACBD Office Properties	7	199			7,425,360	6,596,996	100.00%	78.7%	$132,284,086	$118,409,720	$22.64
Effective LACBD Office Properties					6,596,996			79.1%

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					1,773,219	1,412,517	5,246	4,196	$22,415,714	$19,066,120	$4,544
Off-Site Garages					1,285,165	1,285,165	4,124	4,124	8,664,589	8,664,589	2,101
Total LACBD Parking Properties					3,058,384	2,697,682	9,370	8,320	$31,080,303	$27,730,709	3,333

Total LACBD Office and Parking Properties					10,483,744	9,294,678
__________

(1)	Includes 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2012.

(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2012 adjusted to include 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Overview — Other Properties

					Square Feet			Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Plaza Las Fuentes	3	6	1989	100%	193,254	193,254	37.18%	100.0%	$5,723,411	$5,723,410	$29.62
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	42.70%	100.0%	6,667,919	1,333,584	30.04
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	20.12%	100.0%	1,635,428	327,086	15.64
Total Other Office Properties	5	7			519,789	258,561	100.00%	100.0%	$14,026,758	$7,384,080	$26.99
Total Effective Other Office Properties					258,561			100.0%
__________

(1)	Includes 100% of our consolidated properties and 20% of the unconsolidated joint venture properties.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Overview — Properties in Default

					Square Feet	Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built/Renovated	Ownership %	Net Building Rentable	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Office Properties
Two California Plaza (3)	1	48	1992	100%	1,327,835	74.8%	$21,900,340	$22.04
3800 Chapman	1	3	1984	100%	160,290	88.0%	3,041,835	21.55
Total Properties in Default	2	51			1,488,125	76.3%	$24,942,175	$21.98
__________

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(3)	We disposed of this property on October 1, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Ownership ( % )	Weighted Average Remaining Lease Term (in years)
			% Leased
			Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011
Los Angeles Central Business District
Gas Company Tower	100%	8.5	76.2%	77.7%	78.2%	78.2%	94.5%
US Bank Tower	100%	4.3	56.5%	55.4%	54.6%	55.1%	55.0%
Wells Fargo Tower	100%	5.7	89.9%	89.3%	90.3%	91.4%	92.5%
KPMG Tower	100%	7.5	96.1%	96.1%	96.1%	96.1%	96.0%
777 Tower	100%	4.8	81.2%	80.1%	82.2%	82.2%	83.3%
One California Plaza	20%	7.2	75.5%	77.8%	77.8%	74.0%	76.1%
Total Los Angeles Central Business District		6.4	78.7%	78.8%	79.2%	79.0%	82.6%

Other Properties
Plaza Las Fuentes	100%	6.5	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase I	20%	2.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase II	20%	3.7	100.0%	100.0%	100.0%	100.0%	100.0%
Total Other Properties		4.0	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office Properties		6.2	80.1%	80.2%	80.6%	80.3%	83.7%

Properties in Default
Two California Plaza (1)	100%	3.2	74.8%	74.8%	75.2%	78.0%	79.9%
3800 Chapman	100%	3.0	88.0%	88.0%	88.0%	75.9%	75.9%
Total Properties in Default		3.2	76.3%	76.3%	76.6%	77.7%	79.5%
__________

(1)	We disposed of this property on October 1, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Major Tenants — Los Angeles Central Business District

	Tenant	Annualized Rent (1)	% of Total LACBD Annualized Rent	Leased RSF	% of Total LACBD Leased RSF	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / Nationally Recognized (2)
	Rated Tenants ≥ $250,000 Annual Rent
1	Southern California Gas Company	$7,647,091	5.8%	412,679	7.1%	159	A
2	Wells Fargo Bank	5,691,493	4.3%	317,438	5.4%	116	AA-
3	US Bank, National Association	4,184,356	3.2%	154,304	2.6%	33	AA-
4	American Home Assurance	2,272,568	1.7%	112,042	1.9%	11	A
5	Bank of the West	2,067,283	1.5%	89,568	1.5%	95	A
6	FTI Consulting	1,018,080	0.8%	42,420	0.7%	62	BB+
7	Zurich Insurance Co., US Branch	975,304	0.7%	44,332	0.8%	125	AA-
8	UBS Financial	826,384	0.6%	34,722	0.6%	89	A+
9	Microsoft Corporation	799,656	0.6%	36,348	0.6%	10	AAA
10	Mitsubishi UFJ, Ltd	757,876	0.6%	33,095	0.6%	32	A+
	Other Rated Tenants ≥ $250,000 Annual Rent (3)	4,629,142	3.5%	179,955	3.1%	25
	Total Rated Tenants ≥ $250,000 Annual Rent (3)	30,869,233	23.3%	1,456,903	24.9%	92
	Total Investment Grade Tenants (3)	$32,923,910	24.9%	1,546,614	26.5%

	Nationally Recognized Tenants ≥ $250,000 Annual Rent
11	Latham & Watkins LLP	9,936,016	7.5%	397,991	6.8%	122	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	6,464,056	4.9%	268,268	4.6%	62	12th Largest US Law Firm
13	KPMG LLP	4,482,579	3.4%	175,971	3.0%	21	4th Largest US Accounting Firm
14	Marsh USA, Inc.	4,319,801	3.3%	210,722	3.6%	67	World’s Largest Insurance Broker
15	Sidley Austin LLP	3,974,205	3.0%	192,457	3.3%	135	8th Largest US Law Firm
16	Morrison & Foerster LLP	3,885,728	2.9%	138,776	2.4%	12	20th Largest US Law Firm
17	Munger, Tolles & Olson LLP	3,792,313	2.9%	165,019	2.8%	113	136th Largest US Law Firm
18	Skadden, Arps, Slate, Meagher & Flom LLP	3,684,660	2.8%	169,235	2.9%	110	3rd Largest US Law Firm
19	Oaktree Capital Management, L.P.	3,224,919	2.4%	156,235	2.7%	54	Investment Management Co.
20	Bingham McCutchen	2,826,035	2.1%	109,566	1.9%	94	25th Largest US Law Firm
	Other Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	29,251,168	22.1%	1,275,809	21.8%	76
	Total Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	75,841,480	57.3%	3,260,049	55.8%	81
	Total Nationally Recognized Tenants (3)	76,727,748	58.0%	3,302,598	56.5%
	Total Rated or Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	$106,710,713	80.6%	4,716,952	80.7%	84
	Total Investment Grade or Nationally Recognized Tenants (3)	$109,651,658	82.9%	4,849,212	83.0%
__________

(1)
Annualized rent is calculated as contractual base rent under existing leases as of September 30, 2012. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized rent.

(2)	S&P credit ratings are as of September 30, 2012. Rankings of law firms are based on total gross revenue in 2011 as reported by American Lawyer Media’s LAW.com.

(3)	Includes 100% of annualized rent and leased rentable square feet for One California Plaza (an unconsolidated joint venture property).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Portfolio Tenant Classification Description — Los Angeles Central Business District (1)

	Leased Square Feet (2)	Percentage of Leased Square Feet

Legal Services	2,711,816	46.4%
Finance and Insurance	1,441,327	24.7%
Professional, Scientific and Technical Services (except Legal Services)	696,934	11.9%
Utilities	412,679	7.1%
Real Estate and Rental and Leasing	200,313	3.4%
Information	157,213	2.7%
Accommodation and Food Services	64,839	1.1%
All Other	156,764	2.7%
	5,841,885	100.0%
__________

(1)	Classifications are based on the North American Industrial Classification System (“NAICS”).

(2)	Includes 100% of One California Plaza (an unconsolidated joint venture property).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Lease Expirations — Los Angeles Central Business District (1)

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

2012	4	47,293	0.8%	$1,097,190	0.8%	$23.20	$23.20
2013	62	704,174	12.1%	16,373,458	12.4%	23.25	23.55
2014	30	466,093	8.0%	10,390,684	7.9%	22.29	22.68
2015	35	531,605	9.1%	12,832,111	9.7%	24.14	25.86
2016	15	193,227	3.3%	4,648,619	3.5%	24.06	26.85
2017	27	864,985	14.8%	20,422,287	15.4%	23.61	24.16
2018	11	355,109	6.1%	7,844,589	5.9%	22.09	26.15
2019	10	227,143	3.9%	5,534,385	4.2%	24.37	31.91
2020	12	438,892	7.5%	9,825,595	7.4%	22.39	28.29
2021	9	451,861	7.7%	9,783,274	7.4%	21.65	29.16
Thereafter	14	1,561,503	26.7%	33,531,894	25.4%	21.47	31.03
Total expiring leases	229	5,841,885	100.0%	$132,284,086	100.0%	$22.64	$27.16
Currently available		1,583,475
Total rentable square feet		7,425,360

Leases Expiring in the Next 4 Quarters:

4th Quarter 2012		47,293	0.8%	$1,097,190	0.8%	$23.20	$23.20
1st Quarter 2013 (4)		187,266	3.2%	4,288,776	3.2%	22.90	23.19
2nd Quarter 2013		88,291	1.5%	2,173,987	1.7%	24.62	24.82
3rd Quarter 2013		365,176	6.3%	8,415,086	6.4%	23.04	23.31
		688,026	11.8%	$15,975,039	12.1%	$23.22	$23.46
__________

(1)	Includes 100% of One California Plaza (an unconsolidated joint venture property).

(2)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Lease Expirations — Other Properties (1)

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

2012	—	—	—%	$—	—%	$—	$—
2013	3	17,841	3.4%	699,836	5.0%	39.23	39.23
2014	1	221,968	42.7%	6,667,919	47.5%	30.04	31.72
2015	—	—	—%	—	—%	—	—
2016	2	110,567	21.3%	1,875,428	13.4%	16.96	18.61
2017	—	—	—%	—	—%	—	—
2018	1	61,655	11.9%	2,434,590	17.4%	39.49	45.77
2019	—	—	—%	—	—%	—	—
2020	2	107,758	20.7%	2,348,985	16.7%	21.80	25.43
2021	—	—	—%	—	—%	—	—
Thereafter	—	—	—%	—	—%	—	—
Total expiring leases	9	519,789	100.0%	$14,026,758	100.0%	$26.99	$29.55
Currently available		—
Total rentable square feet		519,789

Leases Expiring in the Next 4 Quarters:

4th Quarter 2012		—	—%	$—	—%	$—	$—
1st Quarter 2013 (4)		—	—%	—	—%	—	—
2nd Quarter 2013		15,877	3.0%	635,829	4.5%	40.05	40.05
3rd Quarter 2013		1,964	0.4%	64,007	0.5%	32.59	32.59
		17,841	3.4%	$699,836	5.0%	$39.23	$39.23
__________

(1)	Includes Plaza Las Fuentes and 100% of Cerritos Corporate Center (an unconsolidated joint venture property).

(2)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Lease Expirations — Properties in Default

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

2012	1	13,176	1.2%	$278,942	1.1%	$21.17	$21.17
2013	21	397,493	35.0%	9,211,375	36.9%	23.17	23.95
2014	4	48,818	4.3%	1,252,194	5.0%	25.65	26.34
2015	6	306,967	27.0%	5,517,484	22.1%	17.97	18.14
2016	2	9,200	0.8%	229,605	0.9%	24.96	27.81
2017	5	156,305	13.8%	3,288,477	13.2%	21.04	24.43
2018	2	37,552	3.3%	994,479	4.0%	26.48	31.72
2019	5	49,698	4.4%	1,273,806	5.1%	25.63	33.30
2020	4	21,033	1.9%	468,732	1.9%	22.29	31.26
2021	1	3,246	0.3%	73,035	0.3%	22.50	30.67
Thereafter	3	91,331	8.0%	2,354,046	9.5%	25.77	33.20
Total expiring leases	54	1,134,819	100.0%	$24,942,175	100.0%	$21.98	$31.67
Currently available		353,306
Total rentable square feet		1,488,125

Leases Expiring in the Next 4 Quarters:

4th Quarter 2012		13,176	1.2%	$278,942	1.1%	$21.17	$21.17
1st Quarter 2013 (3)		20,185	1.8%	416,302	1.7%	20.62	20.62
2nd Quarter 2013		331,711	29.2%	7,602,607	30.5%	22.92	23.81
3rd Quarter 2013		32,459	2.9%	830,382	3.3%	25.58	25.63
		397,531	35.1%	$9,128,233	36.6%	$22.96	$23.71
__________

(1)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended September 30, 2012	% Leased	For the Three Months Ended September 30, 2012	% Leased

Leased Square Feet as of June 30, 2012	5,838,464	78.8%	5,194,770	78.9%
Expirations	(362,530)	(4.9)%	(339,565)	(5.1)%
New Leases	53,543	0.6%	49,205	0.6%
Renewals	312,408	4.2%	312,408	4.7%
Leased Square Feet as of September 30, 2012	5,841,885	78.7%	5,216,818	79.1%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$18.47
New / Renewed Rate per Square Foot				$22.63
Percentage Change				22.5%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$18.75
New / Renewed Rate per Square Foot				$24.33
Percentage Change				29.8%

Weighted Average Lease Term – New (in months)				44
Weighted Average Lease Term – Renewal (in months)				113
__________

(1)	Includes 100% of our consolidated portfolio and 20% of One California Plaza (an unconsolidated joint venture property).

(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.

(3)	Excludes new leases for space with more than twelve months of downtime and leases with early renewals commencing after September 30, 2013.

(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Tenant Improvements and Leasing Commissions — Los Angeles Central Business District (1), (2)

	For the Three Months Ended			For the Year Ended December 31,
	September 30, 2012	June 30, 2012	March 31, 2012	2011	2010	2009
Renewals (3)
Number of leases	2	2	—	31	19	19
Square feet	291,030	9,759	—	384,453	670,496	209,084
Tenant improvement costs per square foot	$53.65	$8.31	$—	$21.14	$27.67	$3.75
Leasing commission costs per square foot	$10.78	$7.10	$—	$7.29	$12.72	$7.20
Total tenant improvements and leasing commissions
Costs per square foot	$64.43	$15.41	$—	$28.43	$40.39	$10.95
Costs per square foot per year	$6.51	$3.08	$—	$3.70	$3.64	$1.76

New/Modified Leases (4)
Number of leases	6	2	2	31	29	21
Square feet	31,251	12,264	12,096	234,234	445,104	101,983
Tenant improvement costs per square foot	$20.96	$5.41	$15.34	$25.76	$8.51	$26.27
Leasing commission costs per square foot	$7.02	$10.52	$—	$7.51	$7.04	$6.25
Total tenant improvements and leasing commissions
Costs per square foot	$27.98	$15.93	$15.34	$33.27	$15.55	$32.52
Costs per square foot per year	$5.31	$1.68	$1.94	$4.78	$2.78	$4.72

Total
Number of leases	8	4	2	62	48	40
Square feet	322,281	22,023	12,096	618,687	1,115,600	311,067
Tenant improvement costs per square foot	$50.48	$6.70	$15.34	$22.89	$20.02	$11.14
Leasing commission costs per square foot	$10.42	$9.00	$—	$7.37	$10.45	$6.89
Total tenant improvements and leasing commissions
Costs per square foot	$60.90	$15.70	$15.34	$30.26	$30.47	$18.03
Costs per square foot per year	$6.45	$2.08	$1.94	$4.08	$3.42	$2.80
__________

(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases, and leases for raw space.

(2)	Tenant improvement and leasing commission information reflects 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.

(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Historical Capital Expenditures — Los Angeles Central Business District (1)

	For the Three Months Ended			For the Year Ended December 31,
	September 30, 2012	June 30, 2012	March 31, 2012	2011	2010	2009
Consolidated
Non-recoverable capital expenditures	$450,485	$213,971	$239,797	$1,586,618	$893,525	$1,488,748
Total square feet	6,389,905	6,375,352	6,374,913	6,374,550	6,343,594	6,289,772
Non-recoverable capital expenditures per square foot	$0.07	$0.03	$0.04	$0.25	$0.14	$0.24

Unconsolidated
Non-recoverable capital expenditures (2)	$30,263	$225,562	$44,624	$4,022	$36,910	$64,151
Total square feet	207,091	206,827	206,827	206,827	204,575	201,866
Non-recoverable capital expenditures per square foot	$0.15	$1.09	$0.22	$0.02	$0.18	$0.32

Consolidated
Recoverable capital expenditures (3)	$66,353	$24,950	$118,500	$1,027,784	$2,130,585	$607,338
Total square feet	6,389,905	6,375,352	6,374,913	6,374,550	6,343,594	6,289,772
Recoverable capital expenditures per square foot	$0.01	$—	$0.02	$0.16	$0.34	$0.10

Unconsolidated
Recoverable capital expenditures (2), (3)	$—	$—	$—	$1,515	$12,282	$690
Total square feet	207,091	206,827	206,827	206,827	204,575	201,866
Recoverable capital expenditures per square foot	$—	$—	$—	$0.01	$0.06	$—
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)	Amount represents our 20% ownership interest in One California Plaza (an unconsolidated joint venture property).

(3)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of September 30, 2012, the mortgage loans on Two California Plaza and 3800 Chapman were in default. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, (v) 2nd generation tenant improvements and leasing commissions, and (vi) preferred stock redemption discounts. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because gains or losses from early extinguishment of debt, impairment writedowns of depreciable real estate and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

Impairment writedowns represent charges taken to write down depreciable real estate to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Management excludes impairment writedowns on depreciable real estate, gains on disposition of depreciable real estate and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.